UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024 (June 26, 2024)

Thunder Bridge Capital Partners IV, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40555	86-1826129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike

Suite D203

Great Falls, Virginia

(Address of principal executive offices)

22066

(Zip Code)

Registrant’s telephone number, including area code:(202) 431-0507

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	THCPU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	THCP	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	THCPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On June 26, 2024, Thunder Bridge Capital Partners IV, Inc. (the “Company”) held a special meeting of its stockholders in lieu of an annual meeting of stockholders (the “Meeting”). At the Meeting, the Second Extension Amendment Proposal (as defined below) to amend the Company’s amended and restated certificate of incorporation, as previously amended on June 29, 2021 and June 22, 2023 (the “Charter” and such new amendment, the “Second Extension Amendment”) was approved. Under Delaware law, the Second Extension Amendment took effect upon the filing of the Second Extension Amendment with the Secretary of State of the State of Delaware on June 26, 2024. The terms of the Second Extension Amendment are set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 11, 2024.

The foregoing description is qualified in its entirety by reference to the Second Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders were presented with a proposal to extend the date by which the Company must consummate an initial business combination from July 2, 2024 to January 2, 2025 (or such earlier date as determined by the Company’s board of directors (the “Board”)) by amending the Charter (the “Second Extension Amendment Proposal”).

Also at the Meeting, the Company’s stockholders were presented with a proposal to ratify the selection by the Board’s Audit Committee of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal”).

Set forth below are the final voting results for the Second Extension Amendment Proposal. Pursuant to the Charter, the approval of the Second Extension Amendment Proposal required the affirmative vote of holders of at least 65% of the Company’s outstanding shares of common stock (the “Common Stock”) as of May 28, 2024, the record date for the Meeting.

The Second Extension Amendment Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions
7,824,361	1,269,943	100

Set forth below are the final voting results for the Auditor Ratification Proposal. Pursuant to the Charter, the approval of the Auditor Ratification Proposal required the affirmative vote of the majority of the votes cast by holders of Common Stock represented in person (including stockholders who voted online) or by proxy at the Meeting and were entitled to vote thereon.

The Auditor Ratification Proposal was approved with the following vote from the holders of Common Stock:

For	Against	Abstentions
8,829,304	265,000	100

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve the Second Extension Amendment Proposal and the Auditor Ratification Proposal.

In connection with the vote to approve the Second Extension Amendment Proposal, stockholders of 592,601 shares of the Company’s Class A common stock, par value $0.0001 per share, included as part of the units sold in the Company’s initial public offering (the “Public Shares”) properly exercised their right to redeem their Public Shares for cash at a redemption price of approximately $10.64 per share, for an aggregate redemption amount of approximately $6,307,847 (the “Second Extension Redemptions”). Following the Second Extension Redemptions, the Company will have 2,924,486 Public Shares issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Second Amendment to Amended and Restated Certificate of Incorporation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024

THUNDER BRIDGE CAPITAL PARTNERS IV, INC.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	Chief Executive Officer

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